UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)
5353 Nathan Lane
Plymouth, MN 55442
(Address of Principal Executive Offices) (Zip Code)

(763) 553-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 8, 2006, Zomax Incorporated (“Company”), Inomax, LLC (“Inomax”) and Zomax Merger Corp., a wholly-owned subsidiary of Inomax (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Merger Sub would be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Inomax (the “Merger”).

Pursuant to the terms of the Merger Agreement, the Merger was completed on October 20, 2006, and Merger Sub merged with and into the Company, with the Company being the surviving entity. Upon completion of the Merger, each share of Company common share outstanding immediately prior to the effective time of the Merger was canceled and converted into the right to receive $2.09 in cash, without interest, less any applicable withholding taxes.

There were no material relationships between the Company, its affiliates, directors or officers, and Inomax and subsidiaries, other than in respect to the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 20, 2006

ZOMAX INCORPORATED

By	/s/ Ellis Kern
Ellis Kern
President